         AG SERVICES OF AMERICA, INC.

                 EXHIBIT 11.1
 STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                                                                       Year Ended
                                               Year Ended February 28, February 29, Year Ended February 28,
                                                 1998       1997       1996         1995       1994
                                               --------    -------     ---------    -------    -------
 Computation of weighted
  average number of basic
  shares: (A)
 Basic:
  Common shares outstanding at beginning
   of the period                               5,135,719  3,611,350    3,482,634    3,469,534  3,370,700
  Weighted average number of shares issued
   during the period                              19,467     15,368       55,969        8,610     37,492
  Weighted average common shares issued due
    to conversion of the 7% convertible
   subordinated debenture                            - -    952,002         --           --         --
                                              ---------- ----------    ----------    ---------- ----------
 Weighted average shares outstanding (basic)   5,155,186  4,578,720    3,538,603    3,478,144  3,408,192
                                              ========== ==========    ==========   ========== ==========

 Net income                                   $5,181,253 $4,345,815   $3,133,240   $2,402,078 $1,966,743
                                              ========== ==========   ==========   ========== ==========

 Basic earnings per share                          $1.01      $0.95        $0.89        $0.69      $0.58
                                              ========== ==========   ==========   ========== ==========

 Diluted:
  Common shares outstanding at beginning
   of the period                               5,135,719  3,611,350    3,482,634    3,469,534  3,370,700
  Common shares issued due to conversion
    of the 7% convertible subordinated
    debentures this period                           - -  1,487,669         --         --         --
  Weighted average number of shares issued
   during the period                              19,467     15,368       55,969        8,610     37,492
  Weighted average of potential dilutive shares
   computed using the treasury stock method
   using the average market price:
       Options (B)                               269,791    237,870      145,758      137,283    145,264
       Warrants                                       --         --       24,978       43,237     65,120
  Assumed conversion of $13.8 million 7%
   convertible subordinated debentures (C)            --         --    1,491,892    1,491,892  1,275,262
                                              ---------- ----------   ----------   ---------- ----------
 Weighted average number of shares (diluted)   5,424,977  5,352,257    5,201,231    5,150,556  4,893,838
                                              ========== ==========   ==========   ========== ==========

 Net income                                   $5,181,253 $4,345,815   $3,133,240   $2,402,078 $1,966,743
  Add:   Interest on $13.8 million 7%
         convertible subordinated debentures,
         net of income tax effect                    - -    153,184      616,695      616,695    515,041
         Amortization of debt issuance costs,
         net of income tax effect                    - -     13,781       55,158       55,158     45,915
                                              ---------- ----------    ----------  ---------- ----------
 Total                                        $5,181,253 $4,512,780   $3,805,093   $3,073,931 $2,527,699
                                              ========== ==========   ==========   ========== ==========

 Diluted earnings per share                        $0.96      $0.84        $0.73        $0.60      $0.52
                                              ========== ==========   ==========   ========== ==========

 (A) All shares have been adjusted to give effect to the 2 for 1 stock split effective July 15, 1994.
 (B) Some of the stock options have not been included because they are antidilutive.
 (C)  Assumed conversion at the date of issuance on April 23, 1993.
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